WORLD SURVEILLANCE GROUP INC.

Code of Ethics and Business Conduct

The commitment to excellence is fundamental to the philosophy of World Surveillance Group Inc. and its subsidiaries (“WSGI” or the “Company”).  In pursuit of that commitment, we strive to achieve the highest business and personal ethical standards as well as compliance with the laws that apply to our business.

This Code of Ethics and Business Conduct (the “Code”) is intended to provide you with a clear understanding of the principles of ethics and business conduct that are expected of you in your daily work and to promote:  (1) honest and ethical conduct by the directors, officers, and employees of the Company, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the United States Securities and Exchange Commission (“SEC”) and in other public communications made by the Company; (3) accurate, complete and understandable business records and financial reports; (4) compliance with applicable governmental laws, rules, and regulations; (5) compliance with the policies and procedures of the Company; (6) the protection and proper use of corporate assets and opportunities; (7) the confidentiality of corporate information; (8) the prompt internal reporting of any violations of this Code or other illegal or unethical behavior; and (9) accountability for adherence to the Code.

The principles outlined in the Code apply to the Company’s employees (including temporary employees hired through agencies and consultants), officers and directors (collectively referred to in this Code as “employees”). The Code will be distributed to all employees periodically to be sure you remain aware of the Code and its provisions.  No employee has the authority to order, direct, request or even influence another employee to violate the Code or the law.  Therefore, no employee will be excused for violating the Code or the law at the request or direction of another employee.  Any attempt by an employee to have another employee violate the Code or the law, whether successful or not, is itself a violation of the Code and may be a violation of the law.

 Most of the principles outlined in the Code will be familiar, for they reflect the fundamental values of fairness and integrity that are part of our daily lives.  Note that the Code is not a comprehensive rulebook for it is not intended to cover every applicable law or Company policy or to provide answers to all questions and/or situations that might arise in the course of discharging your duties and responsibilities.  Instead, you must ultimately rely on your good sense of what is right, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct.  If you are confronted with situations not covered by the Code, or you have questions regarding the matters addressed in the Code, you are urged to consult with your manager, the General Counsel, the Chief Financial Officer, or the Chairman of the Corporate Governance and Nominating Committee, as appropriate.  Please note that the information provided in this Code does not amend or supersede the explicit terms of any more detailed or restrictive Company policy or any written agreement between you and the Company.  You are expected to familiarize yourself with the Company policies and procedures that apply to you and the performance of your job and you are responsible for acting in accordance with the Code and all other policies and procedures of WSGI in all matters.

Each WSGI director, officer and employee shall (1) maintain high standards of conduct and character in both professional and personal activities; (2) act honestly and ethically; (3) serve in the interests of WSGI and its shareholders in a diligent, loyal and honest manner; and (4) not knowingly be a party to any illegal or improper activities.

Please note that the Code is not intended to and does not create an employment agreement between you and the Company and is not a guaranty of continued employment.

I.           Fair Dealing

The Company does not seek to gain any advantage through the improper use of favors or other inducements.  You must exercise good judgment to avoid misinterpretation and adverse effect on the reputation of the Company or its employees.  Offering, giving, soliciting or receiving any form of bribe or kickback is strictly prohibited.

A.  Conflicts of Interest.  A conflict of interest occurs if you allow the possibility of personal gain to influence, or appear to influence, your judgment in the conduct of WSGI business.  Business decisions and actions must be based on the best interests of the Company and cannot be motivated by personal gain. You shall not knowingly place yourself in a position that has the appearance of being, or could be construed to be, in conflict with the interests of the Company.  Following are additional principles and guidelines on certain conflict of interest situations:

1.  Providing Gifts and Entertainment.  An employee may not provide cash or cash-equivalent gifts directly or indirectly to any person or enterprise that is doing or seeks to do business with the Company.  Non-cash gifts and entertainment, which support a valid business purpose, may be provided if they are (a) consistent with customary business practice, (b) not of significant value, (c) not in violation of applicable law, and (d) not embarrassing to WSGI or the recipient if publicly disclosed.  All commissions, rebates, discounts, credits and allowances must be in the form of written instruments made out to the business entity involved.

 2.  Receiving Gifts or Entertainment.  An employee, or an employee’s family member, may not accept cash or cash-equivalent gifts at any time from any person or enterprise that is doing or seeks to do business with the Company.  Non-cash gifts received (other than normal promotional items bearing the giver’s corporate name and items that are not of significant value) must be turned over to the Company for appropriate action or for donation by the Company to an appropriate charity.  Normal business entertainment, such as lunch, dinner, social invitations and the like, is appropriate if reasonable and customary in nature and not of significant value, provided the purpose of such meeting or event is to hold bona fide business discussions or to foster better business relations.

3.  Interests in Other Businesses.  You shall avoid any situation in which you, or a family member, might profit personally, or give the appearance of profiting personally, from WSGI’s relationship with its customers or suppliers.  This includes situations where you or a family member has a financial interest in any enterprise, which does, or seeks to do, business with the Company.  Insignificant holdings of publicly traded companies do not constitute a conflict of interest.  In certain circumstances, the Board of Directors may be required to review and approve related party transactions.

 4.  Outside Activities.  You shall not engage in “free-lance”, “moonlighting” or other activities that (a) interfere with the time or attention you must devote to your job duties or your duty of loyalty to the Company, (b) adversely affect the quality of your work, (c) compete with the Company’s activities, (d) imply sponsorship or support by the Company, or (e) adversely affect the good name of the Company.  Company time, facilities, resources or supplies may not be used for non-Company work related activities without the approval of your immediate supervisor or the Chief Financial Officer.  WSGI directors must notify the Chairman of the Board once he or she has determined to accept any invitation to serve on another corporate board or with any governmental advisory or charitable organization.  The Corporate Governance and Nominating Committee shall evaluate the continued appropriateness of WSGI board membership under the new circumstances and, if necessary, make a recommendation to the Board as to any action to be taken with respect to continued board membership.  Other possible outside involvements by members of the Board of Directors addressed by this section of the Code must be referred to the Chairman and the Chair of the Corporate Governance and Nominating Committee.

5.  Disclosure of Conflicts of Interest.  You must disclose any matter that you believe might violate any of the provisions of this section of the Code or that might raise doubt regarding your ability to act objectively and in the Company’s best interest.  This disclosure is made for the purpose of determining whether or not a conflict of interest or violation exists and whether or not the individual can proceed with the proposed activity or conduct.  Employees who are not officers or directors should disclose any such situation to their manager who will refer the matter to the General Counsel or the Chair of the Corporate Governance and Nominating Committee, as appropriate.  Prior written approval from the manager and the General Counsel will be required before the individual can proceed.  Directors and officers should disclose any such situation that reasonably could be expected to give rise to a conflict of interest or the appearance of a conflict of interest to the Chair of the Corporate Governance and Nominating Committee.  Prior written approval from the Chair of the Corporate Governance and Nominating Committee will be required before the individual can proceed.

B. Government Relations. If you are engaged in business with a governmental body or agency you must make yourself aware of, and abide by, the specific rules and regulations relating to relationships with public agencies.  You must also conduct yourself in a manner that avoids any actions that might be perceived as attempts to influence public officials in the performance of their official duties.

C.  Relations with Vendors.   Employees of WSGI are expected to maintain a polite, courteous and respectful relationship with all vendors and providers of services to the Company as it pertains to business conduct between WSGI and the vendor or service provider. You must treat all vendors and service providers with respect, fairness, and honesty, and may not take undue advantage of a vendor or service provider by utilizing WSGI’s overall influence.  You must avoid self-authorized company relationships with vendors and service providers who are relatives, close friends and/or one with whom a prior close relationship exists.

D.   Relations with Customers.   Employees of WSGI are expected to maintain a polite, courteous and respectful relationship with any customer or potential customer of WSGI.  Customers are one of the most valuable assets of the Company and, as such, they will be treated with the utmost respect.  If the customer is a governmental body or agency you must make yourself aware of, and abide by, the specific rules and regulations relating to relationships with such public agencies.  Your conduct must always be professional and respectful and you will avoid any actions that might imply or even simply be perceived as an attempt to influence public officials in the performance of their official duties.

II.  Compliance with Laws

WSGI will respect all laws and regulations that apply to our business.  To protect yourself and the Company, you need to do the same.  Unlawful conduct is strictly prohibited and no employee will be permitted to achieve results on behalf of the Company at the cost of violations of the law.  You may not use a consultant or contractor to do something prohibited by law or WSGI policy.  Below are references to several important laws that you should know about.  This list is not exhaustive and if you have any questions about the application of the law anywhere in the world, you should consult with the General Counsel or the Chief Financial Officer.

A.  Foreign Corrupt Practices Act.  Employees of WSGI should respect the laws, customs and traditions of each country in which they operate, but should also, at the same time, engage in no act or course of conduct which, even if legal, customary and accepted in any such country, could be deemed to be in violation of the accepted business ethics of WSGI or the laws of the United States. Under the U.S. Foreign Corrupt Practices Act (“FCPA”), it is unlawful for any employee to directly, or indirectly through an agent or middleman, give anything of value to foreign government officials, foreign political parties or officials or foreign candidates for public office for the purpose of obtaining or retaining business for the Company.  All of the Company’s subsidiaries and employees, whether or not located in the United States, are subject to the FCPA.  You should contact the General Counsel if you have any questions regarding a specific situation.

B.  Securities Laws and Insider Trading.  WSGI is generally required by law to make prompt public disclosure of material information regarding the Company.  This is information that if publicly known would likely affect investors’ decisions or the market price of our stock.  There may be occasions when you become aware of material information that has not yet been released to the public.  In that case, until the information is publicly disclosed, you must hold the information in strict confidence and you are forbidden by law from buying or selling WSGI stock, or the stock of others, based on the information – this is called “insider trading” and is prohibited by law.  Providing “tips” to people outside the Company based on inside information about the Company is also prohibited by law, by WSGI’s Insider Trading Policy and by this Code.  Material information is generally publicly disclosed by the Company in press releases or filings with the SEC.  As mandated in our Insider Trading Policy, you are prohibited from trading in the Company’s securities during certain specified periods.  You are responsible for being familiar with and complying with this policy and shall comply with all laws and regulations concerning securities trading and the handling of insider information.

C.  Violation of Securities Laws.  Any attorney engaged to represent the Company shall report evidence of a material violation of the securities laws or breach of fiduciary duty by the Company or any of its employees or agents to the Chief Executive Officer.

 D.  Antitrust Laws.  The United States and many foreign governments have antitrust or “competition” laws.  The purpose of these laws is to ensure that markets for goods and services operate competitively and efficiently.  WSGI supports free and open competition and compliance with the applicable antitrust laws intended to promote competition. These laws prohibit, for example, agreeing with competitors to fix prices, limit production, or divide markets, customers or territories.  They also prohibit making agreements with customers on their resale prices of Company products.  Because this area is so complex, it is beyond the scope of this Code to describe the antitrust laws in detail.  If you are ever in doubt about whether a transaction may violate antitrust laws, please consult the Company’s General Counsel or Chief Financial Officer.

E.  Sanctions, Boycotts and Trade Embargoes.  The United States government uses economic sanctions, boycotts and trade embargoes to further various foreign policy and national security objectives.  Whether or not you are located in the United States you must abide by all economic sanctions or trade embargoes that the United States has adopted.  Inquiries regarding compliance with applicable sanctions, boycotts and trade embargoes should be directed to the General Counsel or Chief Financial Officer.

F.  Harassment.  The Company is committed to maintaining a collegial work environment in which all individuals are treated with fairness, respect and dignity.  In keeping with this commitment, the Company will not tolerate any form of harassment.

 G.  Equal Employment Opportunity.  The Company is committed to making employment-related decisions, and administering its personnel policies on the basis of qualifications and performance and without regard to race, color, religion, gender, marital status, sexual orientation, age, national origin, physical or mental disability, or any other factor unrelated to job requirements.  WSGI encourages employees to bring any problem, violation or concern regarding equal employment opportunity to the General Counsel.

H.  Drug Free Workplace.  To ensure safety and to uphold applicable laws, WSGI prohibits the consumption of, and working under the influence of, alcohol or controlled or illegal substances and prohibits the unlawful manufacture, distribution, possession, transfer, use or sale of a controlled or illegal substance or alcohol while on duty, at any Company facility or in the workplace, or while operating employer owned vehicles or equipment.   Any violation of this policy will result in disciplinary action including the possibility of termination.

I.  Health, Safety and Environmental Laws.  Health, safety and environmental responsibility are fundamental to WSGI’s values.  WSGI is committed to maintaining a healthy and safe work environment and to conducting its business in an environmentally responsible manner in compliance with all applicable laws.  If you ever notice any potential health, safety or environmental hazards or opportunities to improve WSGI’s practices, please notify your manager or the General Counsel at once.

J.  Theft.   No employee may remove WSGI or another employee’s materials or property from the premises without approval.

III.  Protection and Use of Company Assets

Proper protection and use of Company assets is a fundamental responsibility of each employee.  You must use WSGI assets and opportunities for the intended purpose of supporting and conducting Company business and you must comply with appropriate policies and practices to safeguard and protect all tangible and intangible assets of the Company against unauthorized use or removal, as well as against loss or injury to the Company by criminal act, breach of trust or other action.

A.  Company Property and Facilities.  You are responsible for the proper use and care of the Company’s physical assets and property that you use or over which you have control, including buildings, equipment, tools, supplies, materials, hardware and software, as well as less tangible assets, including trade secrets, patents, designs, studies, proposals, and the reputation of the Company. Company property should not be used for personal benefit, sold, loaned, or otherwise disposed of without proper authorization.  Expenditure of Company funds should at all times be prudent, reasonable, necessary to the business of the Company and in accordance with applicable laws and Company policies.

B.  Corporate Opportunities.  You owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.  You are prohibited from (1) taking for yourself personally corporate opportunities that are discovered through the use of Company property; (2) using corporate property, information, or position for personal gain; and (3) competing with the Company.  Your obligation not to compete with the Company in this Code is in addition to the requirements of any noncompetition or employment agreement you have executed with the Company.  Non-employee directors who seek to conduct outside business activities involving an entity that has a business relationship with the Company, or that now is or in the reasonably foreseeable future could become a competitor of the Company, must obtain approval of the Board of Directors before conducting such activities.

 C.  Confidential Information.  The Company’s continued success depends on developing knowledge and using that knowledge to improve our business.  This knowledge, sometimes known as trade secrets or confidential information, must be protected.  Examples include research and development plans, financial and sales data, records, reports, supplier, customer and competitor information, prices, salary information, project details, acquisitions, and any other sensitive or proprietary information.  You have an obligation to safeguard confidential information by:

•	Keeping it secure, e.g. securing laptops, locking desks and offices, shredding confidential information, etc.
•	Discussing it only with other WSGI employees who have a need to know in order to do their job.
•	Not discussing it in public, including use of cell phones, laptops and other electronic devices in public places on a non-secure basis.
•	Only disclosing it outside of WSGI if you have the required permission to do so and the party receiving the information has signed a confidentiality agreement.
•	Not allowing network access to persons who are not authorized and have not signed a confidentiality agreement.
•	Consulting with the General Counsel if you know of any developments that may be eligible for protection by patent or trademark.

Confidential information shall not be used for personal benefit or be released to inappropriate parties.  When your employment ends, your obligation to protect WSGI confidential information continues, you may not use confidential information in any other endeavor and all property and confidential information held by you must be returned.

If you receive an external request for confidential WSGI information, refer such request to the manager responsible for the business affairs of the applicable business unit.  If a governmental agency has issued notice that by law it is required to release confidential WSGI information to a third party, you must escalate the matter by providing written notice to the manager responsible for the applicable business unit and the General Counsel prior to release of any information.

The confidentiality obligations stated in this Code are in addition to the provisions of any employment, confidentiality or non-disclosure agreement you have executed with the Company.

D.  Assets of Other Companies.  You must never use any illegal or unethical methods to gather information about, or to obtain assets of, other companies.  WSGI wants you to safeguard and protect its own assets, and requires you to equally respect the proprietary rights of others, including patents, copyrights and trademarks, etc.  Stealing or possessing confidential information, trade secret information or other assets without the owner’s consent, or persuading past or present employees of other companies to disclose confidential information or trade secrets, is prohibited.  WSGI employees must only accept, read, use or obtain information about competitors through lawful means.  If information is obtained by mistake, or if you have any questions about the legality of how you are gathering information, please consult the General Counsel or Chief Financial Officer.  You must respect the copyrights of others and use licensed software in conformity with the terms and conditions of applicable license agreements.

E.  Accurate Business Records and Reporting.  You must strictly adhere to all of WSGI’s policies and procedures, which are designed to ensure that all transactions meet internal approval requirements and are properly recorded and supported as required by law and good business practices. WSGI strives to maintain the highest standards to ensure that all business records and financial reports are accurate, complete, understandable and contain no misrepresentation.

 WSGI requires truthful and accurate recording and reporting of information in order to make sound business decisions as well as to satisfy our reporting obligations under the law.  Under the law, WSGI is required to keep books and records that fully, fairly, accurately and timely reflect all transactions and other events that are the subject of specific regulatory record keeping requirements, including generally accepted accounting principles and other applicable rules, regulations and criteria for preparing financial statements.  All Company financial records must accurately and clearly represent the relevant facts and the true nature of transactions.  Under no circumstances may there be any unrecorded liability, funds or accounts of the Company, or any improper or inaccurate entry knowingly made on the books and records of the Company.  No payment on behalf of the Company may be approved or made with the intention, understanding or awareness that any part of the payment is to be used for any purpose other than that described by the documentation supporting the payment.  Intentional accounting misclassifications (for example, expense versus capital) and improper acceleration or deferral of expenses or revenues are prohibited.

Responsibility for compliance with these principles rests with all employees, and not solely with the Company’s accounting and finance personnel, although they retain overall responsibility to keep such books and records.  Each of you within the sphere of your own responsibilities is required to familiarize him or herself with the appropriate procedures (including all internal controls processes) and to comply with the specific requirements.  Because the integrity of the Company’s external reports to shareholders and the SEC depends on the integrity of the Company’s internal reports and record keeping, you must adhere to the highest standards of care with respect to internal records and reporting.  WSGI is committed to full, fair, accurate, timely and understandable disclosure in the periodic and other reports and documents required to be filed by it with the SEC and in other public communications made by the Company, and it expects you to work diligently toward that goal.

Any employee who believes the Company’s books and records are not in compliance with these requirements or are not being properly maintained, or that the Company’s financial condition or results of operations are not being properly disclosed, should report the matter to the General Counsel, Chief Financial Officer or to a member of the Corporate Governance and Nominating Committee of the Board of Directors of the Company.  In addition, the Corporate Governance and Nominating Committee of the Board of Directors will establish procedures for employees to report, on an anonymous basis, any concerns regarding questionable accounting practices or auditing matters.  These procedures may be amended or supplemented from time-to-time in order to comply with applicable listing requirements on any exchange the Company is then listed on.

 F.  Internal Controls and Procedures.  You shall scrupulously adhere to the internal controls process developed by the Company.  The Company has developed and maintains a system of internal controls and procedures to provide reasonable assurance of achieving the following objectives: (1) efficacy and efficiency of operations; (2) safeguarding and proper management of the Company’s assets; (3) reliability of financial reporting that is in compliance with generally accepted accounting principles; (4) compliance with applicable laws and regulations, including without limitation, the Company’s responsibility to maintain disclosure controls and procedures intended to ensure that financial and non-financial information is collected, analyzed and timely reported in full compliance with applicable law; and (5) that transactions are executed in accordance with management’s authorization, are properly recorded and posted, and are in compliance with regulatory requirements. The system of internal controls within the Company includes written policies and procedures, budgetary controls, supervisory review and monitoring and other checks and balances.  You are expected to be familiar with, and adhere strictly to, those control principles that apply to your job.  Attempts to coerce and/or intimidate employees to violate, ignore or otherwise fail to comply with the Company’s controls is a punishable action and may result in termination.

G.  Document Retention.  Because the space available for storage of paper and electronic documents is limited and expensive, the periodic disposal of documents may become necessary. However, there are legal requirements that certain records be retained for specific periods of time.  Before disposing of documents, you must make sure that you are in compliance with the applicable Company records retention policies or practices.  If you are unsure of your document retention obligations, please consult with your manager or the General Counsel. In addition, any documents relevant to a threatened or actual lawsuit, investigation or charge may not be discarded, concealed, falsified, altered, or otherwise made unavailable once you become aware of the existence of the actual or threatened lawsuit, investigation or charge.  Questions regarding your obligations should be directed to the General Counsel.

H.  Electronic Communications.  You are responsible for using the Company’s electronic information and communications systems, including facsimile, voice mail, electronic mail, internet, laptop and personal computer systems (“Systems”), properly and in accordance with Company policy.  Generally speaking, you should be aware of the following:

•	The Systems, and all communications, memoranda, files or other data created, uploaded, downloaded, sent, accessed, received or stored on any System (“Messages”), are Company property.
•	Except for minimal incidental and occasional personal use, the Systems are for WSGI business use. Pornography and computer games are prohibited.
•	You should not have an expectation of privacy in any Messages you create, upload, download, send, receive or store as they may be monitored by WSGI at any time.
•	Messages should not contain content that may be considered offensive, disruptive, defamatory or derogatory.
•	“Hacking” into WSGI Systems to which you do not have access or into computer systems of third parties is prohibited.

 I.  Litigation and Claims.  WSGI, like all large businesses, is sometimes involved in disputes that may result in claims or litigation.  If you ever receive a legal document related to WSGI, such as a summons, complaint, subpoena or discovery request, whether from a governmental agency or otherwise, you must immediately contact the General Counsel to ensure an appropriate and timely response.  Do not respond to any request, answer any questions or produce any documents without first discussing with the General Counsel.  Also, it is not appropriate to attempt to list legal matters or pending litigation in vendor or supplier qualification forms, RFPs or RFQs, or in any questionnaires.  Under no circumstance should you ever threaten or initiate legal action on behalf of WSGI.  Decisions regarding legal action reside exclusively with the Chief Executive Officer and General Counsel.

 J. Political Process.  The Company encourages employees to participate in the political process.  However, because the political process is highly regulated, you should familiarize yourself with the applicable laws and regulations.  In particular, you should be aware of the following limitations:

•	The Company is generally prohibited from making donations of funds, property or services to candidates for public office.
•	Any political activities or donations must be on your own time and at your own expense and you may not utilize company resources or Systems or other “in kind” contributions for political purposes.
•	If you are involved in politics, please be sure you express your views as an individual, and not as a representative of WSGI.

IV.  Administration of the Code

A.  Reporting Violations Under the Code.  If you have any information or knowledge regarding any actual or suspected violation of the Code, you are required to report the matter to your manager, the Chief Executive Officer, General Counsel,  Chief Financial Officer or to a member of the Corporate Governance and Nominating Committee of the Board of Directors.  The Corporate Governance and Nominating Committee will establish an Ethics Violation Reporting Procedure for reporting actual or suspected violations of the Code, which will be available to you.  The Corporate Governance and Nominating Committee shall undertake or oversee a fair, thorough investigation of all such reported violations and shall report its findings of violations to the Board together with recommendations for enforcement of the Code appropriate to the circumstances.  You may also contact the General Counsel or the Chief Financial Officer for assistance in reporting such violations. Reports may be made on an anonymous basis.

B. Reporting Concerns Regarding Accounting or Auditing Practices.  If you have any information or knowledge regarding questionable accounting practices or auditing matters, you should notify the Chief Financial Officer or a member of the Audit Committee of the Board of Directors, on an anonymous basis if you prefer, using the WSGI Ethics Violations Reporting Procedure which will be available to you.

C.  Retaliation Prohibited.  WSGI prohibits any form of retaliation or harassment against an employee for reporting in good faith a suspected violation of the Code or for assisting in a violation investigation.  Every report of a suspected violation will be treated as confidential to the extent practical or allowed by law.  Any employee who is found to have engaged in retaliation against or harassment of an employee for raising, in good faith, a suspected violation or for participating in the investigation of a suspected violation may be subject to discipline, up to and including termination of employment, without additional warning.  If any employee believes he or she has been subjected to such retaliation or harassment, that individual is encouraged to report the situation as soon as possible to the General Counsel or Chief Financial Officer.

 D.  Violations of the Code.  Adherence to the Code is the responsibility of each employee of the Company and is a condition of continued employment.  A violation of the Code may result in appropriate disciplinary action up to and including termination of employment, without additional warning.  Nothing in the Code prohibits or restricts the Company from taking disciplinary action on any matters relating to employee conduct, whether or not expressly discussed in the Code.  The Code does not create any express or implied contract, including an employment contract, with any employee.

E.  Waivers.  Waivers and interpretations of the Code with respect to executive officers and directors of the Company may only be granted by the Board of Directors of the Company, or an authorized committee of the Board.  The Board of Directors will promptly cause the Company to make public disclosure of any waivers of the Code granted to directors or executive officers.  Any such disclosure shall be in a form prescribed by the SEC.

F.  Amendments.  The Code may be amended, other than for immaterial clarification issues, only by the Board of Directors of the Company.  The Board of Directors will promptly cause the Company to make public disclosure of any amendments of the Code.  Any such disclosure shall be in a form prescribed by the SEC.